Exhibit 99.2

CONSULTING AGREEMENT

This CONSULTING AGREEMENT (this “Agreement”) is made as of the 10th day of December, 2015 (the “Effective Date”), by and between Vape Holdings, Inc., a Delaware corporation (the “Company”), and HIVE Ceramics, LLC (“Consultant”).

RECITALS

WHEREAS, Kyle Tracey (managing member of Consultant) is in the process of resigning from his position as Chief Executive Officer as well as all officer and director positions with the Company;

WHEREAS, Kyle Tracey’s employment agreement with the Company is hereby terminated and replaced by this Agreement via his affiliation with Consultant; and

WHEREAS, Company and Consultant mutually desire to enter into a consulting relationship whereby Consultant shall provide services to Company as set forth below.

NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties hereto hereby agree as follows:

AGREEMENT

1.             Consulting Relationship. During the term of this Agreement, Consultant will provide consulting services to the Company as described on Exhibit A hereto (the “Services”). Consultant represents that Consultant has the qualifications, the experience and the ability to properly perform the Services. Consultant shall use Consultant’s best efforts to perform the Services such that the results are satisfactory to the Company.

2.             Fees. As consideration for the Services to be provided by Consultant and other obligations, the Company shall pay to Consultant the consideration specified in Exhibit B hereto at the times specified therein.

3.             Expenses. Consultant shall not be authorized to incur on behalf of the Company any expenses and will be responsible for all expenses incurred while performing the Services unless otherwise agreed to by the Company’s Chief Executive Officer, which consent shall be evidenced in writing for any expenses in excess of $1,000.00 USD. As a condition to receipt of reimbursement, Consultant shall be required to submit to the Company reasonable evidence that the amount involved was both reasonable and necessary to the Services provided under this Agreement.

4.             Term and Termination. Consultant shall serve as a consultant to the Company for a period commencing on the Effective Date and shall thereafter continue for twenty-four (24) months (the “Term”).

Should either party default in the performance of this Agreement or materially breach any of its obligations under this Agreement, the non-breaching party may terminate this Agreement immediately if the breaching party fails to cure the breach within twenty (20) business days after having received written notice by the non-breaching party of the breach or default.

5.            Independent Contractor. Consultant’s relationship with the Company will be that of an independent contractor and not that of an employee.

6.            Method of Provision of Services. Consultant shall be solely responsible for determining the method, details and means of performing the Services. Consultant may, at Consultant’s own expense, employ or engage the services of such employees, subcontractors, partners or agents, as Consultant deems necessary to perform the Services (collectively, the “Assistants”). The Assistants are not and shall not be employees of the Company, and Consultant shall be wholly responsible for the professional performance of the Services by the Assistants such that the results are satisfactory to the Company.

(a)           No Authority to Bind Company. Consultant acknowledges and agrees that Consultant and its Assistants have no authority to enter into contracts that bind the Company or create obligations on the part of the Company without the prior written authorization of the Company.

(b)           No Benefits. Consultant acknowledges and agrees that Consultant and its Assistants shall not be eligible for any Company employee benefits and, to the extent Consultant otherwise would be eligible for any Company employee benefits but for the express terms of this Agreement, Consultant (on behalf of itself and its employees) hereby expressly declines to participate in such Company employee benefits.

(c)           Withholding; Indemnification. Consultant shall have full responsibility for applicable withholding taxes for all compensation paid to Consultant or its Assistants under this Agreement, and for compliance with all applicable labor and employment requirements with respect to Consultant’s self-employment, sole proprietorship or other form of business organization, and with respect to the Assistants, including state worker’s compensation insurance coverage requirements and any U.S. immigration visa requirements. Consultant agrees to indemnify, defend and hold the Company harmless from any liability for, or assessment of, any claims or penalties with respect to such withholding taxes, labor or employment requirements, including any liability for, or assessment of, withholding taxes imposed on the Company by the relevant taxing authorities with respect to any compensation paid to Consultant or its Assistants.

7.             Supervision of Consultant’s Services. All of the services to be performed by Consultant, including but not limited to the Services, will be as agreed between Consultant and the Company’s Chief Executive Officer. Consultant will be required to report to the Chief Executive Officer concerning the Services performed under this Agreement. The nature and frequency of these reports will be left to the discretion of the Chief Executive Officer.

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8.            Conflicts with this Agreement. Consultant represents and warrants that neither Consultant nor any of the Assistants is under any pre-existing obligation in conflict or in any way inconsistent with the provisions of this Agreement. Consultant represents and warrants that Consultant’s performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by Consultant in confidence or in trust prior to commencement of this Agreement. Consultant warrants that Consultant has the right to disclose and/or or use all ideas, processes, techniques and other information, if any, which Consultant has gained from third parties, and which Consultant discloses to the Company or uses in the course of performance of this Agreement, without liability to such third parties. Notwithstanding the foregoing, Consultant agrees that Consultant shall not bundle with or incorporate into any deliveries provided to the Company herewith any third party products, ideas, processes, or other techniques, without the express, written prior approval of the Company. Consultant represents and warrants that Consultant has not granted and will not grant any rights or licenses to any intellectual property or technology that would conflict with Consultant’s obligations under this Agreement. Consultant will not knowingly infringe upon any copyright, patent, trade secret or other property right of any former client, employer or third party in the performance of the Services.

9.            Miscellaneous.

(a)           Governing Law. The validity, interpretation, construction and performance of this Agreement, and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

(b)          Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter herein and supersedes all prior or contemporaneous discussions, understandings and agreements, whether oral or written, between them relating to the subject matter hereof.

(c)           Amendments and Waivers. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement. No delay or failure to require performance of any provision of this Agreement shall constitute a waiver of that provision as to that or any other instance.

(d)           Successors and Assigns. Except as otherwise provided in this Agreement, this Agreement, and the rights and obligations of the parties hereunder, will be binding upon and inure to the benefit of their respective successors, assigns, heirs, executors, administrators and legal representatives. The Company may assign any of its rights and obligations under this Agreement. No other party to this Agreement may assign, whether voluntarily or by operation of law, any of its rights and obligations under this Agreement, except with the prior written consent of the Company.

(e)           Notices. Any notice, demand or request required or permitted to be given under this Agreement shall be in writing and shall be deemed sufficient when delivered personally or by overnight courier or sent by email, or 48 hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, addressed to the party to be notified at such party’s address as set forth on the signature page, as subsequently modified by written notice, or if no address is specified on the signature page, at the most recent address set forth in the Company’s books and records.

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(f)           Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

(g)          Construction. This Agreement is the result of negotiations between and has been reviewed by each of the parties hereto and their respective counsel, if any; accordingly, this Agreement shall be deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto.

(h)          Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and all of which together shall constitute one and the same agreement. Execution of a facsimile copy will have the same force and effect as execution of an original, and a facsimile signature will be deemed an original and valid signature.

(i)            Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to this Agreement or any notices required by applicable law or the Company’s Certificate of Incorporation or Bylaws by email or any other electronic means. Consultant hereby consents to (i) conduct business electronically (ii) receive such documents and notices by such electronic delivery and (iii) sign documents electronically and agrees to participate through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

THE COMPANY:

VAPE HOLDINGS, INC., a Delaware corporation

By:	/s/ Allan Viernes
(Signature)

Name:	Allan Viernes
Title:	Chief Financial Officer

Address: 21822 Lassen Street, Suite A Chatsworth, CA 91311 United States

CONSULTANT:

HIVE Ceramics, llc, a California Limited Liability Company

By:	/s/ Kyle Tracey
(Signature)

Name:	Kyle Tracey
Title:	Managing Member

Address:
____________________
____________________
Email:	ktracey01@gmail.com

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EXHIBIT A

DESCRIPTION OF CONSULTING SERVICES

1.	Sales and business development.
2.	Other such duties as may be determined by the Company from time to time.

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EXHIBIT B

COMPENSATION

1.            Base Compensation. For Services rendered by Consultant under this Agreement, during the Term, the Company shall pay Consultant $3,500 per month (“Base Compensation”). The Base Compensation shall be paid in accordance with the Company’s regularly established payroll practice. Consultant’s unpaid Base Compensation shall accrue until paid by the Company. Consultant shall have the right, but not the obligation, to be paid all or a portion of his accrued and unpaid Base Compensation in shares of the Company’s common stock. If at any point during the first month of each calendar quarter, should Consultant desire to convert accrued and unpaid Base Compensation from the immediately preceding quarter into shares of the Company’s common stock, Consultant shall deliver to the Company written notice of his intent to convert accrued and unpaid Base Compensation into stock (“Written Conversion Notice”). The Written Conversion Notice shall contain the total amount of accrued and unpaid Base Compensation from the immediately preceding quarter. The Company shall determine the number of shares of common stock due Consultant by dividing the total accrued and unpaid Base Compensation by the Conversion Price. For purposes of this Agreement, “Conversion Price” shall mean the average fair market value of the Company’s common stock, as reported by OTC Markets Group, Inc. or an equivalent generally accepted reporting service, for the month during which the Company receives the Written Conversion Notice.

2.            Royalties. As additional consideration for the services to be rendered under this Agreement, the Company shall make quarterly payments to consultant equal to ten percent (10%) of the gross sales of all HIVE Ceramics products in perpetuity. The Company shall make these quarterly payments to Consultant no later than 45 calendar days following the end of the applicable quarter in which the relevant sales were consummated. For example, payment for sales completed for the quarter ended March 31 must be remitted to Consultant not later than May 15.

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